Exhibit 99.2(m)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-190325) on Form N-2 filed pursuant to Rule 462(b) of THL Credit Senior Loan Fund of our report dated August 23, 2013, relating to our audit of the financial statements, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus and Statement of Additional Information.

/s/ McGladrey LLP

Boston, Massachusetts

September 19, 2013